Exhibit 32

Certification of Periodic Financial
Report Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer, and Richard G. Vasek, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

/s/ W. Gary Suttle

W. Gary Suttle
Chief Executive Officer

Dated: May 12, 2005

/s/ Richard G. Vasek

Richard G. Vasek
Chief Financial Officer
Dated: May 12, 2005